Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2011 with respect to the consolidated financial statements and schedule included in the Registration Statement (Form S-4) and the related Prospectus of TransUnion Corp. for the registration of $645,000,000 11 3/8% Senior Notes due 2018 of TransUnion LLC and TransUnion Financing Corporation.

Chicago, Illinois

February 28, 2011